UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

JEFFERIES GROUP LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4719745
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Madison Avenue,

New York, NY 10022

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.125% Senior Notes Due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181596

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby at the 5.125% Senior Notes due 2023 issued by Jefferies Group, Inc. A description of the 5.125% Senior Notes due 2023 is set forth under the heading “Description of the Notes” in the Prospectus Supplement dated January 15, 2013, filed by Jefferies Group, Inc. with the Securities and Exchange Commission (the “Commission”) on January 17, 2013 pursuant to Rule 424(b)(2) under the Securities Act of 1933 (the “Act”), together with the Prospectus Addendum dated April 8, 2013, filed by Jefferies Group LLC with the Commission on April 8, 2013 pursuant to Rule 424(b)(3) under the Securities Act, each of which supplements (and to the extent inconsistent, supersedes) the description of the general terms and provisions of the debt securities set forth under the heading “Description of Securities We May Offer – Debt Securities” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-187653), filed by Jefferies Group LLC with the Commission on April 1, 2013, which descriptions are incorporated herein by reference.

On March 1, 2013, Jefferies Group, Inc. and Leucadia National Corporation completed a series of transactions pursuant to which Jefferies Group, Inc. converted from a Delaware corporation into a Delaware limited liability company, was renamed Jefferies Group LLC and became a wholly owned subsidiary of Leucadia National Corporation. Jefferies Group LLC then assumed all of the covenants and obligations of Jefferies Group Inc. on its outstanding senior debt securities, including the 5.125% Senior Notes due 2023, in the Third Supplemental Indenture, dated as of March 1, 2013, to the Indenture dated as of March 12, 2002, between Jefferies Group LLC and The Bank of New York Mellon, as Trustee.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture (Senior Securities), dated as of March 12, 2002, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed on March 28, 2003.

4.2	First Supplemental Indenture, dated as of July 15, 2003, to the Indenture dated as of March 12, 2002, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-107032) filed on July 15, 2003.

4.3	Second Supplemental Indenture, dated as of December 19, 2012, to the Indenture dated as of March 12, 2002, between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee is incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on December 20, 2012.

Exhibit No.	Exhibit Description

4.4	Third Supplemental Indenture, dated as of March 1, 2013, to the Indenture dated as of March 12, 2002, between Jefferies Group LLC and The Bank of New York Mellon, as Trustee is incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed on March 1, 2013.

4.5	Form of Global Note (2023 Notes) is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on January 18, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JEFFERIES GROUP LLC

Date: April 11, 2013	By:	/s/ Roland T. Kelly
Roland T. Kelly Assistant Secretary

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Indenture (Senior Securities), dated as of March 12, 2002, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed on March 28, 2003.

4.2	First Supplemental Indenture, dated as of July 15, 2003, to the Indenture dated as of March 12, 2002, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (No. 333-107032) filed on July 15, 2003.

4.3	Second Supplemental Indenture, dated as of December 19, 2012, to the Indenture dated as of March 12, 2002, between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on December 20, 2012.

4.4	Third Supplemental Indenture, dated as of March 1, 2013, to the Indenture dated as of March 12, 2002, between Jefferies Group LLC and The Bank of New York Mellon, as Trustee is incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed on March 1, 2013.

4.5	Form of Global Note (2023 Notes) is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on January 18, 2013.